EXHIBIT 99.4

Citigroup Inc.
THB 2,453,000,000 6.18% Notes due July 2011

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Thai Baht (“THB”)
3.	Aggregate Nominal Amount:	THB 2,453,000,000
4.	Issue Price:	100.00%
5.	Specified Denominations:	THB 1,000 per Note
6.	Issue Date:	June 30, 2008
7.	Maturity Date:	July 4, 2011
8.	Interest Basis:	Interest semi-annually in arrears at a fixed rate from and including the Issue Date to but excluding the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior

PROVISIONS RELATING TO INTEREST PAYABLE
11.	Fixed Rate Note Provisions:	Applicable
	(i)Rate of Interest:	6.18% per annum payable semi-annually in arrears
	(ii)Interest Payment Dates:	June 30 and December 30 in each year. Following business day convention.
	(iii)Day Count Fraction:	Actual/365 (fixed) unadjusted, except for payment on the Maturity Date, which will be adjusted.

PROVISIONS RELATING TO REDEMPTION
12.	Final Redemption Amount:	Par
13.	Early Redemption Amount:	Par, payable upon event of default or redemption for taxation reasons.

GENERAL PROVISIONS APPLICABLE TO THE NOTES
14.	Form of Notes:	Registered Notes
15.	Financial Center for Payment Dates:	Bangkok
16.	TEFRA:	The D Rules are applicable
17.	Listing:	Thai Bond Market Association
18.	Paying Agent:	Thailand Securities Depository Company Limited
19.	ISIN:	TH093403L706